UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CUSTOMERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	27-2290659
(State of incorporation or organization)	(IRS Employer Identification No.)

1015 Penn Avenue, Suite 103 Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, $1.00 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. 

Securities Act registration statement file number to which this form relates:

333-188040

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                          Description of Registrant's Securities to be Registered.

The securities to be registered hereby are shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (the "Series D Preferred Stock") of Customers Bancorp, Inc. (the "Registrant"). The description set forth under the caption "Description of the Series D Preferred Stock" in the prospectus supplement dated January 22, 2016, filed by the Registrant with the Securities and Exchange Commission (the "SEC") on January 25, 2016 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (File No. 333-188040) of the Registrant, dated April 30, 2013, is incorporated herein by reference.

Item 2.                          Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.
3.2	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.
3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 2, 2012.

3.4
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Department of State of the Commonwealth of Pennsylvania on May 15, 2015, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 18, 2015.

3.5
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, as filed with the Department of State of the Commonwealth of Pennsylvania on January 29, 2016, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on January 29, 2016.

4.1
Specimen stock certificate of Customers Bancorp, Inc. Voting Common Stock and Class B Non-Voting Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1/A filed with the SEC on May 1, 2012.

4.2
Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.3
First Supplemental Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.4	6.375% Global Note in aggregate principal amount of $55,000,000, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.
4.5
Amendment to First Supplemental Indenture, dated August 27, 2013, by and between Customers Bancorp, Inc. and Wilmington Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.6	6.375% Global Note in aggregate principal amount of $8,250,000, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Robert E. Wahlman
Name:	Robert E. Wahlman
Title:	Executive Vice President
and Chief Financial Officer

Date: January 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.
3.2	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.
3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 2, 2012.

3.4
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Department of State of the Commonwealth of Pennsylvania on May 18, 2015, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 18, 2015.

3.5
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, as filed with the Department of State of the Commonwealth of Pennsylvania on January 29, 2016, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on January 29, 2016.

4.1
Specimen stock certificate of Customers Bancorp, Inc. Voting Common Stock and Class B Non-Voting Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1/A filed with the SEC on May 1, 2012.

4.2
Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.3
First Supplemental Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.4	6.375% Global Note in aggregate principal amount of $55,000,000, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.
4.5
Amendment to First Supplemental Indenture, dated August 27, 2013, by and between Customers Bancorp, Inc. and Wilmington Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.6	6.375% Global Note in aggregate principal amount of $8,250,000, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.